Exhibit 10.1
This note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. neither this note nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of such registration unless such transaction is exempt from, or not subject to, the registration requirements of the Securities Act.
XO Communications, LLC
Senior Note due April 15, 2009

No. 1 $75,000,000	March 13,2008
     For Value Received, the undersigned, XO Communications, LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to Arnos Corp., or registered assigns, the principal sum of Seventy Five Million Dollars on April 15, 2009. Unless interest is paid in cash as provided below, the unpaid principal amount of the Notes shall bear interest at the rate of 11.5% per annum, which amounts shall be capitalized and added to the principal amount of the Notes on April 15, 2008 and quarterly thereafter on July 15, 2008, October 15, 2008, January 15, 2009 and April 15, 2009 without further action on the part of the Company or any Purchaser (the “PIK Amount”). At the election of the Company and following approval by a majority of Holdings’ disinterested independent directors, interest on the unpaid principal amount of the Notes may be paid on a cash basis, in which case such interest shall accrue from the preceding interest payment date, at the rate of 9.5% per annum, and shall be payable on April 15, 2008 and quarterly in arrears thereafter on July 15, 2008, October 15, 2008, January 15, 2009 and April 15, 2009. All computations of interest shall be made on the basis of a 360-day year consisting of twelve 30-day months. To the extent permitted by law, any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest shall bear cash interest at the Default Rate, as defined in the Note Purchase Agreement.
     Payments of principal of and interest on this Note are to be made in lawful money of the United States of America to the holder hereof at the address set forth in the Note Purchase Agreement referred to below.
     This Note is one of the Senior Notes due April 15, 2009 (herein called the “Notes”) issued pursuant to that certain Note Purchase Agreement dated as of March 13, 2008 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note shall be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 18 of the Note Purchase Agreement and (ii) to have made the representations set forth in Section 7 of the Note Purchase Agreement.

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount (after giving effect to any accrued interest added to the principal thereof) shall be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
     This Note is subject to optional prepayment, in whole or in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.
     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York without regard to conflict of law principles (except for New York General Obligations Law Section 5-1401).

XO Communications, LLC
By	/s/ Carl J. Grivner
Its CEO & MANAGER

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